Exhibit 23.4

CONSENT OF CASSEL SALPETER & CO., LLC

Forum Merger Corporation

135 East 57th Street, 8th Floor

New York, NY 10022

Attention: The Board of Directors

RE: Proxy Statement/Prospectus of Forum Merger Corporation (“Forum”) which forms part of the Registration Statement on Form S-4 of Forum (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 26, 2017, to the Board of Directors of Forum as Annex F to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such amendment, under the headings “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS—The Business Combination Proposal—Fairness Opinion of Cassel Salpeter” and “SPECIAL MEETING OF FORUM STOCKHOLDERS—Opinion of Financial Advisor to the Board of Directors of Forum.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: February 2, 2018

/s/ Cassel Salpeter & Co., LLC

Cassel Salpeter & Co., LLC